                                                                   EXHIBIT 10.11

                        INTELLECTUAL PROPERTY ASSIGNMENT

     THIS INTELLECTUAL PROPERTY ASSIGNMENT (this "Assignment"), effective as of April 3, 2000 (the "Effective Date"), is entered into by and between AirTouch Communications, Inc., a Delaware corporation (collectively with its Affiliates, "Assignor"), and Cellco Partnership, a Delaware general partnership ("Assignee" and, together with Assignor, the "Parties" and each, individually, a "Party").

                              W I T N E S S E T H:

     WHEREAS, Assignor owns, and has adopted for use in its business, the service marks, trademarks and trade names set forth on the attached Schedule A, together with all registrations and applications therefor (collectively, the "Marks"), the registered and unregistered copyrights relating to or arising out of materials used exclusively in Assignor's domestic Wireless Business (as defined in the U.S. Wireless Alliance Agreement by and between Vodafone AirTouch Plc and Bell Atlantic Corporation, dated as of September 21, 1999 (the "Alliance Agreement"), but excluding any copyrights pertaining to the software assigned to Assignee under that Software Assignment and License Agreement between the parties dated as of the date hereof (the "Copyrights"), the domain names set forth on Schedule B attached hereto, together with all registrations and registration applications therefor ("Domain Names"), and the U.S. patents and patent applications identified in Schedule C attached hereto, together with any continuations, continuations-in-part and divisional applications thereof and all patents issuing thereon (including reissues, renewals and reexaminations of the foregoing) under the laws of United States of America ("Patents") (the Marks, Copyrights, Domain Names and Patents collectively referred to herein as the "Intellectual Property"); and

     WHEREAS, Assignee is desirous of acquiring all worldwide right, title and interest in, to and under the Intellectual Property, except as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

     1. Assignment of Rights. Assignor hereby irrevocably conveys, transfers and assigns to Assignee all worldwide right, title and interest in and to the Intellectual Property, together with all rights of action accrued, accruing and to accrue under and by virtue hereof, including all right to sue or otherwise recover for past infringement and to receive all damages, payments, costs and fees associated therewith. The assignment of the Marks and Domain Names granted herein includes an assignment of all goodwill associated therewith. The foregoing notwithstanding, Assignee agrees to grant back to Assignor a royalty free, perpetual, non-exclusive, worldwide license to the Patents, pursuant to that Patent License Agreement between Assignor and Assignee dated as of the date hereof ("Grant-back License").

     2. Further Assurances. Upon the request and at the expense of Assignee, Assignor shall execute and deliver any and all instruments and documents and take such other future actions as may be necessary or reasonably requested by Assignee to document the aforesaid assignment and transfer or to enable Assignee to secure, register, maintain, enforce and otherwise fully protect its rights in and to the Intellectual Property.

     3. Limitation on Assignee's Rights in Patents. In addition to the Grant-back License, Assignee agrees that it will not license or otherwise transfer, directly or indirectly, the Patents, or any rights in the Patents, to Bell Atlantic Corporation or its Affiliates or Subsidiaries that are not also Subsidiaries of Assignee, without Assignor's prior written permission, and shall include this limitation in any license or other transfer of the Patents or any rights in the Patents by Licensee. For purposes of this section "Affiliate" shall mean a person, association, partnership, corporation or joint-stock company, trust, or other business entity, however organized of the person or entity which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. For purposes of this section "Subsidiary" shall mean a person, association, partnership, corporation or joint-stock company, trust, or other business entity, however organized of the person or entity which directly or indirectly, through one or more intermediaries, is controlled by such person. Control shall be defined as (i) ownership of 20% or more of the voting power of all classes of voting stock of an entity; (ii) ownership of 20% or more of the beneficial interests in income and capital of an entity other than a corporation; or (iii) management control over an entity.

     4. Integration with Alliance Agreement. This Assignment is subject to the provision of the Alliance Agreement, including, without limitation, Articles IV and IX thereof. Neither the making nor the acceptance of this Assignment, nor any provision hereof, shall enlarge, restrict or otherwise modify the provisions of the Alliance Agreement or the rights and obligations of the parties thereunder, or constitute a waiver or release by any of the parties to the Alliance Agreement of any liabilities, duties or obligations imposed upon any party thereunder, including, without limitation, the representations and warranties, indemnities and other provisions that, pursuant to the Alliance Agreement, survive the Closing (as defined therein) thereof.

     5. Parties in Interest. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     6. Entire Agreement. This Assignment, together with the Alliance Agreement and all other agreements entered into by Vodafone AirTouch Plc and Bell Atlantic Corporation in connection therewith, contain the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior understandings and agreements of the parties with respect thereto.

     7. Amendments. This Assignment may not be amended except by the written agreement of the parties hereto.

     8. Governing Law. Except for trademark, copyright and patent matters governed by the Federal laws of the United States of America, the laws of the State of Delaware shall govern the validity, interpretation, construction, performance and enforcement of this Assignment, excluding the choice of laws provisions of the State of Delaware.

     9. Notices. All notices and other communications under this Assignment shall be in writing and shall be deemed to have been duly given when delivered personally, delivery charges prepaid, or three (3) business days after being sent by registered or certified mail (return receipt requested), postage prepaid, or one (1) business day after being sent by a nationally recognized express courier service, postage or delivery charges prepaid, to the parties at their respective addresses stated below. Notices may also be given by prepaid telegram or facsimile and shall be effective on the date transmitted if confirmed within twenty-four (24) hours thereafter by a signed original sent in the manner provided in the preceding sentence. Either party may change its address(es) for notices by giving notice of the new address(es) to the other party in accordance with the provision of this Section 9, except that any notice of such change of address shall not be effective unless and until received.

         If to Assignor to:        AirTouch Communications, Inc.
                                   Legal Department
                                   1 California Street, 21st Floor
                                   San Francisco, CA 94111

         With a copy to:           Pillsbury Madison & Sutro LLP
                                   P.O. Box 7880
                                   San Francisco, CA 94120-7880
                                   Attention: Cydney A. Tune

         If to Assignee to:        Cellco Partnership
                                   180 Washington Valley Road
                                   Bedminster, NJ 07921
                                   Attention: General Counsel

     10. Headings. The headings of the Sections of this Assignment are for convenience of reference only and are not to be considered in construing the terms and provisions of this Assignment.

     11. Waivers. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Assignment shall not prevent a subsequent act, that would have originally constituted a violation, from having the effect of an original violation.

     12. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Assignment shall become effective when each party to this Assignment shall have received a counterpart hereof signed by the other party to this Assignment.

     13. Severability; Enforcement. If the application of any one or more of the provisions of this Assignment shall be unlawful under applicable law and regulation, then the parties will attempt in good faith to make such alternative arrangements as may be legally permissible and which carry out as nearly as practicable the terms of this Assignment. Should any portion of this Assignment be deemed to be unenforceable by a court of competent jurisdiction, the remaining portion hereof shall remain unaffected and be interpreted as if such unenforceable portions were initially deleted.

     14. Dispute Resolution. Resolution of any and all disputes arising under or in connection with this Assignment, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes over arbitrability and disputes in connection with claims by third parties, shall be exclusively governed by and settled in accordance with the provisions of the Alliance Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the Effective Date.

                                       ASSIGNOR:
                                       AirTouch Communications, Inc.


                                       By: /s/ Arun Sarin
                                           --------------------------------
                                           Name:  Arun Sarin
                                           Title: Chief Executive Officer

                                       ASSIGNEE:
                                       Cellco Partnership
                                       By: NYNEX PCS Inc., its
                                             managing general partner


                                       By: /s/ S. Mark Tuller
                                           --------------------------------
                                           Name:  S. Mark Tuller
                                           Title: